EXHIBIT 23.4

INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of Cendant Corporation on Form S-8 of our report dated June 24, 1996, appearing in the Current Report on Form 8-K of Cendant Corporation filed on January 29, 1998.




DELOITTE & TOUCHE LLP

Seattle, Washington
March 5, 1998